KPMG Peat Marwick Letterhead                       EXHIBIT 23.1
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         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Advanced Technology Laboratories, Inc.:

We consent to the use of our reports incorporated by reference herein, relating to the consolidated balance sheets of Advanced Technology Laboratories, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and the related financial statement schedule, which reports appear or are incorporated by reference in the December 31, 1994 annual report on Form 10-K of Advanced Technology Laboratories, Inc. and to the references to our firm under the headings "Experts" in the prospectus.

Our reports refer to a change in the method of accounting for certain investments in debt and equity securities effective January 1, 1994.


                              /s/KPMG PEAT MARWICK LLP


Seattle, Washington
January 9, 1996